Exhibit 5.1



BAKER                                                2200 RIVERVIEW TOWER
DONELSON                                             900 SOUTH GAY STREET
BEARMAN, CALDWELL                                    KNOXVILLE, TENNESSEE 37902
& BERKOWITZ, PC                                      PHONE:  865.549.7000
                                                     FAX:  865.525.8569
                                                     MAILING ADDRESS:
                                                     P.O. BOX 1792
                                                     KNOXVILLE, TENNESSEE 37901

                                                     www.bakerdonelson.com



                               September 30, 2003


Provectus Pharmaceuticals, Inc.
7327 Oak Ridge Highway
Suite A
Knoxville, TN  37931

         Re:      Registration Statement on Form S-8

     We have acted as counsel for Provectus Pharmaceuticals, Inc., a Nevada corporation (the "Company"), in connection with the proposed issuance by the Company of 300,000 shares of the Company's common shares, par value $.001 per share (the "Common Shares"), 100,000 of which are to be issued pursuant to a Consulting Agreement dated September 1, 2003 between the Company and Dr. Phillip
A. Baker (the "Baker Agreement"), 100,000 of which are to be issued pursuant to a Consulting Agreement dated September 4, 2003 between the Company and Bruce A. Cosgrove (the "Cosgrove Agreement"), and 100,000 of which are to be issued pursuant to a Consulting Agreement dated September 4, 2003 between the Company and George F. Matin (the "Matin Agreement").

     For purposes of this opinion letter, we have examined copies of the following documents:

     1. A copy of the Restated Articles of Incorporation of the Company, certified by the Secretary of State of Nevada on September 29, 2003;

     2. A copy of the Bylaws of the Company, certified by the Secretary of the Company on September 29, 2003;

     3. Copies of the Baker Agreement, the Cosgrove Agreement and the Matin Agreement (collectively, the "Agreements");

     4. Certain minutes or unanimous written consents of the Board of Directors relating to the Agreements; and

     5. Such other records, certificates, documents and matters of law as we have deemed necessary to render this opinion

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity , accuracy and completeness of all documents submitted to us, the

Provectus Pharmaceuticals, Inc.
September 30, 2003
Page 2


authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given and all statements herein are made, in the context of the foregoing.

     Except as specifically set forth herein, we have made no independent factual investigation.

     Based upon and subject to the foregoing, we are of the opinion that, when issued in accordance with the terms of the Agreements, the Common Shares issued pursuant to the Agreements will be validly issued, fully paid and nonassable under the provisions of the Nevada Revised Statutes.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     This opinion letter has been prepared solely for your use in connection with the filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") to effect the registration of the Common Shares issuable pursuant to the Agreements under the Securities Act of 1933, as amended (the "Securities Act"). This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the filing of the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are an "expert" within the meaning of the Securities Act.

     We are admitted to practice in the State of Tennessee and we express no opinion herein regarding the laws of any jurisdiction other than those of the State of Tennessee and the federal laws of the United States of America to the extent specifically referred to herein.

                         Very truly yours,


                         /s/ Baker, Donelson, Bearman, Caldwell & Berkowitz, PC